Exhibit 99.1

Assumptions - Nature and Limitations of Projections

The financial projections included in the Disclosure Statement are dependent upon the successful implementation of the business plans of the Reorganized Debtor, ETrans, GTrans and Gen and the validity of the other assumptions contained therein. These projections reflect numerous assumptions, including confirmation and consummation of the Plan in accordance with its terms, continued access by the Reorganized Debtor, ETrans, GTrans and Gen to debt and equity markets, the continued availability of the working capital facilities contemplated by the Disclosure Statement, the anticipated future performance of the Reorganized Debtor, ETrans, GTrans and Gen, certain assumptions with respect to competitors of ETrans, GTrans and Gen, general business and economic conditions and other matters, many of which are beyond the control of the Reorganized Debtor, ETrans, GTrans and Gen. In addition, the risk factors outlined in the Disclosure Statement and unanticipated events and circumstances occurring subsequent to the preparation of the projections may affect the actual financial results of the Reorganized Debtor, ETrans, GTrans and/or Gen. Although the Proponents believe that the projections are reasonably attainable, variations between the actual financial results and those projected may occur and may be material.

Significant Assumptions Regarding Plan Consummation

The Debtor is assuming that the Plan shall be confirmed by the Bankruptcy Court for the purposes of these projections. The assumption of Plan confirmation incorporates the following significant assumptions:

  the holders of Classes 3a, 3b, 4a, 4b, 4c, 4d, 4e, 4f, 5, 6, 7, 9, 11, 12, and 13 claims shall have voted to accept the Plan by the requisite statutory majority or majorities as provided in section 1126(c) of the Bankruptcy Code;
  no material adverse effect on the business, assets, operations, property, condition (financial or otherwise) of the Debtor or any of its subsidiaries (other than inactive subsidiaries) shall have occurred and be continuing;
  no material unanticipated claims shall have been filed or asserted in the Chapter 11 Case;
  all necessary regulatory and governmental approvals shall have been received within the contemplated timeline; and
  the Bankruptcy Court shall have confirmed the Plan.

Significant Assumptions Regarding the Pre-Consummation Projections

Cash Balance At December 31, 2002

The Debtor expects to have cash available to reimburse creditors at year-end 2002 of about $3.9 billion. This amount is estimated based on the current cash balances, and taking into account various cash impacts through 2002. These impacts include reductions for restricted funds, outstanding checks and all operating receipts and disbursements. Capital expenditures included in the forecast total $1.3 billion in 2001 and $1.6 billion in 2002.

Earnings For 2001 -2002

Earnings over the period 2001 - 2002 reflect both earnings from ongoing utility operations, as well as non-recurring items such as the impact of FERC-ordered refunds and reversal of charges for costs the Debtor believes are invalid. Starting common equity balances in 2003 incorporate these earnings.

The Distribution Company (Reorganized Debtor)

  Structure of the Reorganized Debtor
  The Reorganized Debtor will be a local electric and gas distribution company serving retail customers in Northern and Central California. The Reorganized Debtor will retain substantially all distribution assets, comprised of the current assets that are not transferred to ETrans, GTrans or Gen or transferred or sold as contemplated under Section VI.H. of the Disclosure Statement. In general, the Reorganized Debtor's assets will be electric facilities at voltages below 60 kilovolts and gas facilities at pressures below 60 psig.
  The Reorganized Debtor will provide distribution customer services and revenue cycle services, and will provide and administer public purpose programs for retail electric and gas customers.
  The Reorganized Debtor will retain the obligation to procure gas on behalf of its retail gas customers and will accept the obligation to procure power on behalf of its retail electric customers once certain financial conditions are achieved.
  The Reorganized Debtor will assume and retain the bilateral energy purchase agreements with (a) third party gas suppliers, and (b) QFs and other third party power suppliers. Gen will assume Irrigation District contracts.
  The Reorganized Debtor and Gen will enter into an agreement during which the Reorganized Debtor will purchase output generated by Gen's facilities and produced under Gen's power purchase agreements.
  The Reorganized Debtor will contract with GTrans for a combination of firm and as-available storage and pipeline capacity rights based on its continuing obligation to serve core gas customers.
  The Hunters Point Power Plant and Humboldt Bay Power Plant assets will remain with the Reorganized Debtor.

  B.  Significant Assumptions Regarding the Projections for the Reorganized Debtor

  Income Statement

  Total Operating Revenues

  Revenues include customer payments for electric and gas distribution services, electric transmission and gas transmission services, electric and gas energy procurement purchases (excluding DWR sources of electricity), public purpose programs and Rate Reduction Bonds.

  Electric and Gas Distribution Revenues include base revenue increases from general rate case and attrition proceedings intended to enable the Reorganized Debtor to recover increased costs due to inflation, customer growth and ratebase growth. The authorized rate of return on common equity (ROE) remains at 11.2%. Electric annual load growth approximates 2%/year, and gas annual load growth ranges between 1.5% and 3%/year. The total energy demand incorporates forecast impacts of conservation programs in 2001 and 2002. Electric Direct Access retail load approximates 10,000 GWh annually.
  Electric and gas procurement revenues match electric and gas procurement expenses. Excluded are revenues collected for electric energy procured by DWR on behalf of the Reorganized Debtor's customers. Cash revenues (receipts) lag expenses (disbursements) by the average working capital lag of 16 days.
  Electric and Gas Public Purpose Program Revenue, excluding CARE, remains relatively constant at about $230 million/year (about $200 million electric, $30 million gas). Identical M&O expenses offset these revenues so there is no impact on distribution earnings.

  Operating Expenses

  Total Cost of Energy includes all electric and gas commodity procured on behalf of retail electric and gas customers, and the costs of electric transmission and gas transmission services. Electric commodity costs include QF contracts, bilateral contracts with Gen, natural gas fuel for the Hunters Point and Humboldt power plants and other commodity procurement and grid management costs. Excluded are remittances to DWR for power it procures on behalf of the Reorganized Debtor's customers.
  M&O and A&G Costs include direct M&O Expenses for electric and gas distribution, M&O expenses for the Hunters Point and Humboldt facilities, distribution A&G costs, public purpose programs and franchise and uncollectibles expenses.
  Depreciation is calculated using depreciation rates currently authorized by the California Public Utilities Commission.
  Property Tax is estimated at about 1% of net plant. Franchise Fees and Uncollectable expenses are estimated at about 1% of revenue.

  Interest Expense

  Interest Expense (excluding Rate Reduction Bonds) consists mainly of interest on long-term debt. Interest expense is based on an interest rate of about 7.75% for new long-term debt and 4.7% for retained Pollution Control bonds. Borrowing costs are based on the all-in, effective costs to the Reorganized Debtor. Corresponding debt balances are net of issuance expenses. Accordingly, the par value of debt issued will be approximately 1.0 percent higher than the net balances shown.

  Other Income

  Other Income is comprised of "below-the-line" income and expenses, including AFUDC, operating costs not recoverable in retail rates, and non-recurring items.

  Income Taxes

  Income Taxes are calculated using a 35% federal tax rate and an 8.84% state tax rate, with a combined tax rate of 40.746%. The book income tax provision reflects existing regulatory practices for recognizing the timing of income tax expenses.

  Dividends

  Preferred Dividend arrearages are paid upon plan consummation. Preferred dividends are based on an embedded cost of preferred stock of about 6.5%.

Balance Sheet

Starting balances are based on separation of the assets into the lines of business as described in the POR and Disclosure Statement. Generally, balances of assets and liabilities are either held constant at their starting level, or are taken as a percentage of a revenue or expense. Plant in service, construction work in progress, common stock and long-term debt are dynamic balances, changing as a function of cash from operations and capital expenditures. Cash balances are assumed to be zero, since any excess cash is either netted against short-term borrowings or is used to buy back long-term debt and equity in order to meet the assumed capital structure targets for each year. For the Distribution Business, the targeted debt/capital ratio is less than 50%, declining from an initial debt/capital ratio of 51%.

Cash Flow Statement

Cash from operations is estimated by adding back depreciation and deferred taxes to net income, plus changes in working capital. Seasonal variations in receipts and reimbursements will cause these average requirements to fluctuate within a range of approximately +/- $250 million.

The Generation Company (Gen)

  Structure of Gen
  Gen produces electricity, ancillary services and reliability-must run services. Initially all of the output of Gen will be sold to the Reorganized Debtor through a long-term bilateral contract. Beyond the term of the contract, Gen expects to sell into the open market at market rates.
  Gen will own and operate the conventional hydroelectric facilities, Helms Pumped Storage facility and Diablo Canyon Power Plant. In addition, Gen will own and administer the Irrigation District contracts. Table 1 lists the capacity and energy output of Gen's assets.
  Gen will own and maintain the generation tie lines that connect the generating assets to the transmission system.

  Table 1. Gen Capability

Capacity (MW)
Hydro (incl. Helms)	3,896
Diablo Canyon	2,174
Irrigation Districts	1,048
Total	7,118

  B.  Significant Assumptions Regarding the Projections for Gen

  Income Statement

  Total Operating Revenues

  Under the terms of the bilateral contract with the Reorganized Debtor, Gen will receive separate capacity and energy payments. The capacity payments will be subject to availability criteria and the energy payments will be based on the actual electrical output of the assets. Both the capacity price and the energy price will escalate with inflation. The capacity payment is expected to result in Gen revenue of approximately $1.22 billion per year, while the energy payment is expected to be approximately $0.26 billion. Actual revenue will vary with hydrological conditions, unit outages, and other factors affecting energy production and capacity ratings under the contract.

Operating Expenses

1. Total Cost of Energy represents the cost of nuclear fuel for Diablo Canyon, as well as the spent fuel storage fee imposed by the Department of Energy.

2. M&O and A&G Costs - - Hydro and Helms

    Hydro operations and maintenance expenses are similar to the expenses contained in PG&E's proposed Revenue Sharing Agreement settlement, dated August 11, 2000.
    Normal expenses are based on the Company's historic level of spending prior to the passage of AB1890.
    Mandated expenses are any expenses incurred as a result of an order from a government agency or regulatory body. Such expenses include the cost of complying with license conditions and fees payable to FERC, among other costs.
    Transmission fees are estimated at $5.5 million per year escalating with inflation, based on a Company forecast.
    In recent history, the hydro system has experienced one major storm causing approximately $20 million of damage every ten years. Consequently the operating expenses include $2 million per year escalating at inflation to reflect this cost.

    3. M&O and A&G Costs - - Diablo Canyon

    Diablo Canyon's normal operating expenses are about $230 million escalating at inflation. O&M includes the cost of dry cask storage for spent nuclear fuel. Each unit runs approximately 20 months between refueling outages, resulting in one unit outage per year and 2 unit outages in the same year once every 5 years. Each refueling outage costs $35 million and requires 35 days to complete.
    Income on the Diablo decommissioning trust assets flow through Other Income with an offsetting expense. All trust income and assets remain restricted for the sole purpose of nuclear decommissioning.

    4. M&O and A&G Costs - - Irrigation District Contracts

    Irrigation district expenses consists of debt service payments, O&M, and water and energy payments, initially totaling $70 million/year.
  Depreciation and Decommissioning - - Depreciation expense is almost entirely for PG&E conventional hydro. Depreciation expense on hydro assumes a 35 year remaining life on gross plant. Diablo Canyon, Helms, and one conventional hydro project (South Yuba) have previously been expensed for financial reporting purposes.

Total Interest Income

  Gen is assumed to not carry a cash balance.

  Interest Expense

  Interest Expense (excluding Rate Reduction Bonds) is modeled assuming an 8.2% cost of long term debt. Borrowing costs are based on the all-in, effective costs to Gen. Corresponding debt balances are net of issuance expenses. Accordingly, the par value of debt issued will be approximately 1.0 percent higher than the net balances shown.

  Income Taxes

  Income taxes are calculated using a 35% federal tax rate and an 8.84% state tax rate, with a combined tax rate of 40.746%.

  Balance Sheet

  Assets

  Net Plant

  Net plant is essentially PG&E conventional hydro plus undepreciated capital additions at Diablo Canyon, Helms and South Yuba.

  Other Noncurrent Assets

  Approximately $1.2 billion of this is the Diablo decommissioning trust fund. This fund is projected to grow at 6.34% per year from investment income reinvestments. The remaining $170 million is nuclear fuel inventory.

Short-term Investments (Net)
  Short-term Investments reflects cash held in a debt service reserve fund.

Current Assets

Accounts Receivable - Customers
  Accounts receivable is estimated at 45 days revenue.

  Other Current Assets

  $66 million of materials and supplies inventory is listed as Other Current Assets.

  Capitalization

  Common Stock Equity

  Gen is borrowing against the market value of its assets and the book value is artificially low due to previous accounting write-downs. As a result, common stock equity is negative.

  Other Long Term Debt

  Gen consists of a mix of finite lived assets (Diablo Canyon, and the Irrigation District Contracts) as well as near-perpetual assets (Hydro and Helms). Because of this mix of assets as well as the security of the bilateral contract, Gen's near-term borrowing capacity is greater than its long term borrowing capacity. Gen is assumed to borrow $2.4 billion initially. $2.0 billion of this debt amortizes straight-line over 21 years.

  Current Liabilities

  Accounts Payable - Creditors

  Accounts payable is estimated at 45 days of cash operating expenses.

  Deferred Credits and Other NC Liabilities

  Deferred Income Taxes

  Deferred income taxes are the difference between book and cash income taxes.

  Other Noncurrent Liab.

  This item is the liability associated with decommissioning Diablo Canyon.

  Cash Flow Statement

  Cash Flows From Operations

  Cash from operations is estimated by adding back depreciation and deferred taxes to net income, plus any change in working capital.

  Investing Activities

  Capital Expenditures

  Hydro and Helms

  1. Capital spending is divided into normal capital and mandated capital costs. The normal capital spending forecast is the same as that contained in the Revenue Sharing Agreement.

  2. Mandated capital costs, like mandated expenses, are capital costs incurred as a result of an order from a government agency or regulatory body. Mandated capital costs are based on a Company forecast and average $16 million (2001$) over the first 10 years.

  Diablo Canyon

  Diablo's capital spending is divided into 2 categories: base and major projects. Base capital spending is approximately $20 million per year. Major projects consist of turbine rotor replacement ($93 million over 2003-2005) and steam generator replacement ($415 million over 2006-2009).

Irrigation District Contracts

    1.  There are no capital expenditures associated with the Irrigation District Contracts.

Financing Activities

  Other Net Financing activities show deposits to the debt service reserve fund.

The Electric Transmission Company (ETrans)

  Structure of ETrans

  1. ETrans will operate as an independent electric transmission company, selling transmission services to wholesale customers (other utilities), and to electric generators. ETrans will not procure electricity or ancillary services, except to the extent already required under existing transmission contracts to be assumed by ETrans and to meet any obligations under an ISO or RTO. ETrans' transmission network capacity will be controlled by the ISO/RTO.

  2. ETrans will own electric facilities at voltages 60 kilovolts and above, including substations and telecommunications infrastructure.

  Significant Assumptions Regarding the Financial Projections for ETrans

Income Statement

Total Operating Revenues

1. Operating revenues are estimated by assuming that ETrans' transmission rates are set annually by FERC. Authorized returns on common equity are 12.5% in 2003-2004, and 12.0% in 2005.

2. Authorized revenues are assumed to be increased each year to reflect additions of new transmission plant, and the effects of inflation on operating costs.

Operating Expenses

1. Grid Services - - The amounts on this line include the expenses of reliability-must-run (RMR) contracts. RMR costs are assumed to total about $250 million/year.

2. M&O and A&G Costs are the costs of operating and maintaining ETrans' electric infrastructure for delivering energy. These expenses are for the portion of costs that are not capitalized, and include employee compensation and benefits, payroll taxes, materials and supplies, contract labor, franchise fees paid to the cities and counties ETrans serves, and other costs and fees.

3. Depreciation & Decommissioning - - Depreciation expense is estimated as a function of investment in plant, and computed using currently approved depreciation rates.

4. Property & Other Taxes - - Property Tax is estimated at about 1% of net plant.

5. Total Interest Income - - ETrans is assumed to not carry a cash balance, and not to have any balancing account interest income.

Interest Expense

  Interest expense on long-term debt is estimated using a 7.73% cost of debt. Borrowing costs are based on the all-in, effective costs to ETrans. Corresponding debt balances are net of issuance expenses. Accordingly, the par value of debt issued will be approximately 1.0 percent higher than the net balances shown.

  Other Income

  This line includes amounts for AFUDC (Allowance for Funds Used During Construction).

  Income Taxes

  Income taxes are calculated using a 35% federal tax rate and an 8.84% state tax rate, with a combined tax rate of 40.746%.

  Preferred Dividend Req

  ETrans is assumed to be financed only with common equity and long-term debt. Therefore, there are no preferred dividends.

Balance Sheet

Starting balances are based on separation of the assets into the lines of business as described in the POR and Disclosure Statement. Generally, balances of assets and liabilities are either held constant at their starting level, or are taken as a percentage of a revenue or expense. Plant in service, construction work in progress, common stock and long-term debt are dynamic balances, changing as a function of cash from operations and capital expenditures. Cash balances are shown as zero, since any excess cash is offset against short-term debt, or is used to buy back debt and equity in order to meet the assumed capital structure targets for each year.

Plant in Service

Changes in Plant in Service are based on business unit forecasts of annual capital expenditures during the forecast period, which in turn are based on current business plans and projections. Significant capital expenditures for capacity additions, including Path 15, are included in the forecast.

Cash Flow Statement

1. Cash from operations is estimated by adding back depreciation and deferred taxes to net income, plus any change in working capital. Cash from operations over the forecast period is insufficient to fund ETrans' capital spending program over this period. As result, external financing, both equity and debt, is required. Equity infusions are assumed to be funded by the parent company, either through internally generated funds from other businesses or from stock issuance.

2. Working capital is estimated based on year-end recorded balances.

The Gas Transmission Company (GTrans)

  Structure of GTrans

  1. GTrans will operate as an independent, FERC-regulated interstate gas transmission company, and will provide open access, non-discriminatory gas transportation, storage and related services to local gas and electric distribution companies, gas marketers, electric generators and other credit-worthy parties. GTrans will focus on providing open access transportation and related services, and, at least initially, will not buy and sell natural gas or other commodities.

  2. GTrans will own gas transmission lines above 60 psig, including approximately 6,300 miles of pipelines, three underground storage facilities, eight compressor stations and certain end-use customer service lines. In addition, GTrans will receive all other assets currently used primarily to support the gas transmission business, except the Reorganized Debtor will retain gas gathering facilities and operations.

  Significant Assumptions Regarding the Financial Projections for GTrans

Income Statement

Total Operating Revenues

  Forecast operating revenues for 2003 are based on forecast 2002 revenues (fully normalized for weather and hydro conditions) for PG&E's California Gas Transmission business unit, and include an assumed 1% increase in total throughput due to system load growth. For the period 2004-2005, revenues are calculated as those necessary to achieve the full FERC-authorized return on common equity, which is assumed to be 13.0% for 2004 and 2005.

  Operating Expenses

  1. Total Cost of Energy - - The amounts on this line are zero, since GTrans has no plans to market natural gas commodity sales to its customers. Natural gas used to operate GTrans' compressor stations and to reflect other line losses will be collected from shippers through an "in-kind" shrinkage adjustment.

  2. M&O and A&G Costs - - Maintenance and Operation (M&O) costs are based on GTrans' current forecast for 2002, and are escalated thereafter. These are the costs of operating and maintaining GTrans' infrastructure for delivering and storing natural gas. These expenses are for the portion of costs that are not capitalized, and include employee compensation and benefits, payroll taxes, materials and supplies, contract labor, franchise fees paid to cities and counties, and other costs and fees. Activities covered by these costs include pipeline, underground storage, and right-of-way maintenance. Administrative and General (A&G) costs represent the administrative costs of running the business. These costs also are forecast based on 2002 estimates.

  3. Depreciation & Decommissioning expense is estimated as a function of investment in plant, and computed using currently-approved depreciation rates.

  4. Property and Other taxes, such as Franchise Fees, are estimated based on the sum of 1% of net plant and 1% of revenues.

  Total Interest Income

  GTrans is assumed not to carry a cash balance, and not to have any balancing account interest income.

  Interest Expense

  Interest expense on long-term debt is estimated using a 7.73% cost of debt. Borrowing costs are based on the all-in, effective costs to GTrans. Corresponding debt balances are net of issuance expenses. Accordingly, the par value of debt issued will be approximately 1.0 percent higher than the net balances shown.

  Other Income

  These amounts are based primarily on an estimate of AFUDC (Allowance for Funds Used During Construction.)

  Income Taxes

  Income taxes are calculated using a 35% federal tax rate and an 8.84% state tax rate, with a combined tax rate of 40.746%.

  Preferred Dividend Req

  GTrans will be financed only with common equity and long-term debt. Therefore, there are no preferred dividends.

Balance Sheet

Starting balances are based on separation of the assets into the lines of business as described in the POR and Disclosure Statement. Generally, balances of assets and liabilities are either held constant at their starting level, or are taken as a percentage of a revenue or expense. Plant in service, construction work in progress, common stock and long-term debt are dynamic balances, changing as a function of cash from operations and capital expenditures. Cash balances are assumed to be zero, since any excess cash is used to offset short-term debt or is used to buy back debt and equity in order to meet the assumed capital structure targets for each year.

Plant in Service

Changes in Plant in Service are based GTrans' expected annual capital expenditures during the forecast period, which in turn are based on current business plans and projections. These forecasts reflect the forecasted timing of plant additions. Significant capital expenditures for pipeline and storage capacity additions are included in the forecast.

Cash Flow Statement

Cash from operations is estimated by adding back depreciation and deferred taxes to net income, plus any change in working capital.

Reorganized Debtor	($Millions)
	12/31/02	12/31/03	12/31/04	12/31/05

INCOME STATEMENT
Total Operating Revenues*		9461.6	9445.2	9712.7

Operating Expenses:
Total Cost of Energy*		5400.4	5230.7	5364.7
M&O and A&G Costs		1843.0	1878.0	1893.4
Depreciation & Decommissioning		731.7	738.1	752.7
Property & Other Taxes		109.3	110.8	112.1
RRB Asset Amortization		290.1	290.1	290.1
Total Operating Expenses		8374.4	8247.8	8413.0

Operating Income		1087.2	1197.4	1299.7

Total Interest Income		16.0	9.9	9.4

Interest Expense (Excl RRBs)		372.5	354.4	364.4
RRB Interest		87.9	68.9	50.3
Total Interest Expense		460.4	423.3	414.7

Other Income		(36.3)	(42.7)	(45.8)

Pretax Income		606.5	741.3	848.6

Total Booked Income Taxes		196.3	255.5	298.5

Preferred Dividend Req		22.6	23.0	23.9

Total Earnings Avail for Common		387.7	462.8	526.3
* Excludes Receipts and Disbursements for CDWR Procurement.

Reorganized Debtor	($Millions)
	12/31/02	12/31/03	12/31/04	12/31/05

BALANCE SHEET
Assets:
Plant in Service	19743.0	20795.2	21544.3	22282.6
Accumulated Depr	(9169.4)	(9901.1)	(10495.3)	(11058.7)
Net Plant	10573.5	10894.1	11049.1	11223.9

Construction Work In Progress	140.5	142.0	143.5	145.4

Other Noncurrent Assets	64.4	64.4	64.4	64.4
Total Long-term Assets	10778.5	11100.6	11257.0	11433.7

Current Assets:
Short-term Investments (Net)	0.0	0.0	0.0	0.0

Accounts Receivable	1692.5	1731.4	1770.3	1801.7

Balancing Accts Receivable	0.0	0.0	0.0	0.0
Inventory - Fuels	168.7	165.8	163.0	163.4
Inventory - M&S	64.2	65.9	67.6	69.2
Total Current Assets	1925.4	1963.1	2000.9	2034.3

Deferred Charges:
Expense Deferral (Reg Assets)	1545.0	1254.9	964.8	674.7
Other Deferred Charges	1418.3	1418.3	1418.3	1418.3
Total Deferred Charges	2963.3	2673.2	2383.1	2093.0

TOTAL ASSETS	15667.1	15736.9	15641.0	15561.0

Reorganized Debtor	($Millions)
	12/31/02	12/31/03	12/31/04	12/31/05

Capitalization:
Common Stock Equity	4221.5	4631.7	4837.9	4985.7
Preferred Stock (incl QUIDS)	423.5	419.7	434.9	448.0
RRBs Outstanding	1160.4	870.3	580.2	290.1
Other Long-term Debt	4700.2	4689.1	4814.1	4962.3
Total Capitalization	10505.6	10610.8	10667.1	10686.2

Current Liabilities:
Short-Term Borrowings	164.8	164.2	161.4	161.8
Accounts Payable - Creditors	973.4	1011.9	1050.5	1082.3
Accounts Payable - Affiliates	0.0	0.0	0.0	0.0
Balancing Accounts Payable	29.3	29.1	28.9	28.6
Accrued Taxes Payable	567.8	567.8	540.7	543.8
Current Portion of RRBs	290.1	290.1	290.1	290.1
Long-Term Debt - Current	0.0	0.0	0.0	0.0
Interest Payable	41.9	37.2	32.4	33.4
Dividends Payable	0.0	0.0	0.0	0.0
Other Current Liabilities	610.4	610.4	610.4	610.4
Total Current Liabilities	2677.8	2710.8	2714.3	2750.4

Deferred Credits and Other NC Liabilities:
Deferred Income Taxes	821.8	729.7	637.6	557.0
Deferred ITC	108.3	103.8	99.4	94.9
Noncurrent Balancing Acct Liab	0.0	0.0	0.0	0.0
Customer Advances for Construction	117.2	121.7	123.9	126.8
Other Deferred Credits	1301.9	1301.9	1301.9	1301.9
Other Noncurrent Liab.	134.6	158.1	96.7	43.7
Total Deferred Credits & NC Liab	2483.7	2415.3	2259.6	2124.4

TOTAL CAPITAL & LIABILITIES	15667.1	15736.9	15641.0	15561.0

Reorganized Debtor	($Millions)
	12/31/02	12/31/03	12/31/04	12/31/05

CASH FLOW STATEMENT
Cash Flows From Operations:
Net Income		410.3	485.7	550.2
Depreciation		717.0	738.1	752.7
Change in Deferred Taxes		(92.1)	(96.5)	(85.1)
Change in Accts Receivable		(38.9)	(38.9)	(31.4)
Change in Inventories		1.2	1.2	(2.0)
Change in Accts Payable		38.5	38.5	31.8
Change in Accrued Taxes Payable		0.0	(27.2)	3.1
Change in Bal Accts & Reg Asset Amort		289.9	289.9	289.8
Change in Other Working Capital		0.0	(4.8)	1.0
Other Net Cash from Operations		56.5	1.6	2.0
Net Cash from Operations		1382.4	1387.6	1512.2

Investing Activities:
Capital Expenditures		(1053.8)	(955.4)	(981.7)
Other Net Investing Activities		0.0	0.0	0.0
Net Cash Used In Investing		(1053.8)	(955.4)	(981.7)

Financing Activities:
Common Stock Issued (Repurchased)		(00)	(256.6)	(378.5)
Preferred Stock Issued		0.0	22.0	20.0
Preferred Stock redeemed		(3.8)	(6.9)	(6.9)
Long-term Debt issued		(11.1)	125.1	148.2
Long-term Debt matured/redeemed		(0.0)	0.0	0.0
Long-term Debt purch/sinking		0.0	0.0	0.0
RRB Principal Repayments		(290.1)	(290.1)	(290.1)
Change in Short-term Position		(0.6)	(2.8)	0.4
Dividends Disbursed		(22.9)	(22.9)	(23.7)
Other Net Financing Activities		0.0	0.0	0.0
Net Cash Used In Financing		(328.5)	(432.2)	(530.5)

Net Change in Cash		0.0	0.0	0.0

ETrans	($Millions)
	12/31/02	12/31/03	12/31/04	12/31/05
INCOME STATEMENT
Total Operating Revenues		751.6	813.7	863.9

Operating Expenses:
Grid Services		263.0	260.9	258.9
M&O and A&G Costs		166.3	169.4	172.6
Depreciation		99.9	112.7	125.4
Property & Other Taxes		20.9	24.1	27.3
Total Operating Expenses		550.0	567.2	584.2

Operating Income		201.6	246.6	279.7

Total Interest Income		0.0	0.0	0.0

Total Interest Expense		81.2	85.4	95.5

Other Income		11.8	7.9	6.5

Pretax Income		132.2	169.1	190.7

Total Booked Income Taxes		53.9	68.9	77.7

Preferred Dividend Req		0.0	0.0	0.0

Total Earnings Avail for Common		78.3	100.2	113.0

ETrans	($Millions)
	12/31/02	12/31/03	12/31/04	12/31/05

BALANCE SHEET
Assets:
Plant in Service	2866.9	3288.6	3625.7	3961.8
Accumulated Depr	(1163.5)	(1263.4)	(1320.3)	(1385.2)
Net Plant	1703.3	2025.2	2305.4	2576.6

Construction Work In Progress	204.5	130.7	56.9	57.9

Other Noncurrent Assets	0.0	0.0	0.0	0.0
Total Long-term Assets	1907.9	2155.9	2362.3	2634.5

Current Assets:
Short-term Investments (Net)	0.0	0.0	0.0	0.0

Accounts Receivable	73.7	80.3	86.9	92.3

Other Current Assets	5.8	5.9	6.1	6.1
Total Current Assets	79.5	86.3	93.0	98.5

Deferred Charges	204.3	204.3	204.3	204.3

TOTAL ASSETS	2191.6	2446.4	2659.6	2937.2

ETrans	($Millions)
	12/31/02	12/31/03	12/31/04	12/31/05

Capitalization:
Common Stock Equity	536.6	790.6	890.7	1008.4
Preferred Stock (incl QUIDS)	0.0	0.0	0.0	0.0
Other Long-term Debt	1050.0	1050.0	1158.7	1311.7
Total Capitalization	1586.6	1840.6	2049.4	2320.1

Current Liabilities:
Short-Term Borrowings (Net)	0.0	0.0	0.0	0.0
Accounts Payable	42.2	42.3	42.4	42.6
Balancing Accounts Payable	0.0	0.0	0.0	0.0
Accrued Taxes Payable	45.0	45.5	45.9	46.6
Long-Term Debt - Current	0.0	0.0	0.0	0.0
Interest Payable	0.0	0.0	0.0	0.0
Dividends Payable	0.0	0.0	0.0	0.0
Other Current Liabilities	42.4	42.4	42.4	42.4
Total Current Liabilities	129.6	130.2	130.7	131.5

Deferred Credits and Other NC Liabilities:
Deferred Income Taxes	303.2	307.3	311.4	318.0
Deferred ITC	14.2	13.6	13.1	12.6
Noncurrent Balancing Acct Liab	0.0	0.0	0.0	0.0
Customer Advances for Construction	0.0	0.0	0.0	0.0
Other Deferred Credits	154.0	154.4	154.9	155.0
Other Noncurrent Liab.	4.1	0.3	0.0	(0.0)
Total Deferred Credits & NC Liab	475.5	475.7	479.4	485.5

TOTAL CAPITAL & LIABILITIES	2191.6	2446.4	2659.6	2937.2

ETrans	($Millions)
	12/31/02	12/31/03	12/31/04	12/31/05

CASH FLOW STATEMENT
Cash Flows From Operations:
Net Income		78.3	100.2	113.0
Depreciation		99.9	112.7	125.4
Change in Deferred Taxes		3.6	3.6	6.1
Change in Accts Receivable		(6.6)	(6.6)	(5.4)
Change in Inventories		0.0	0.0	0.0
Change in Accts Payable		0.1	0.1	0.1
Change in Accrued Taxes Payable		0.5	0.5	0.7
Change in Other Working Capital		0.0	0.0	0.0
Other Net Cash from Operations		(1.4)	0.0	0.0
Net Cash from Operations		174.3	210.4	239.9

Investing Activities:
Capital Expenditures		(347.9)	(319.1)	(397.6)
Other Net Investing Activities		(2.9)	0.0	0.0
Net Cash Used In Investing		(350.9)	(319.1)	(397.6)

Financing Activities:
Common Stock Issued (Repurchased)		176.5	(0.0)	4.7
Preferred Stock Issued		0.0	0.0	0.0
Preferred Stock redeemed		0.0	0.0	0.0
Long-term Debt issued		0.0	108.7	153.0
Long-term Debt matured/redeemed		0.0	0.0	0.0
Long-term Debt purch/sinking		0.0	0.0	0.0
Change in Short-term Position		0.0	0.0	0.0
Dividends Disbursed		0.0	0.0	0.0
Other Net Financing Activities		0.0	0.0	0.0
Net Cash Used In Financing		176.5	108.7	157.7

Net Change in Cash		0.0	0.0	0.0

GTrans	($Millions)
	12/31/02	12/31/03	12/31/04	12/31/05
INCOME STATEMENT
Total Operating Revenues		430.5	433.0	456.3

Operating Expenses:
Total Cost of Energy		0.0	0.0	0.0
M&O and A&G Costs		130.2	134.1	138.3
Depreciation		77.2	81.4	83.8
Property & Other Taxes		19.7	21.7	22.4
Total Operating Expenses		227.0	237.1	244.5

Operating Income		203.5	195.9	211.7

Total Interest Income		0.0	0.0	0.0

Total Interest Expense		70.1	71.5	70.0

Other Income		2.6	3.2	1.9

Pretax Income		135.9	127.5	143.6

Total Booked Income Taxes		55.4	52.0	58.5

Preferred Dividend Req		0.0	0.0	0.0

Total Earnings Avail for Common		80.5	75.6	85.1

GTrans	($Millions)
	12/31/02	12/31/03	12/31/04	12/31/05

BALANCE SHEET
Assets:
Plant in Service	2794.7	2886.0	3062.2	3108.9
Accumulated Depr	(1110.3)	(1187.5)	(1214.9)	(1272.0)
Net Plant	1684.3	1698.5	1847.2	1836.9

Construction Work In Progress	10.0	37.8	9.9	28.5

Other Noncurrent Assets	0.0	0.0	0.0	0.0
Total Long-term Assets	1694.3	1736.2	1857.1	1865.4

Current Assets:
Short-term Investments (Net)	0.0	0.0	0.0	0.0

Accounts Receivable	45.7	46.0	46.3	48.8

Other Current Assets	6.5	6.7	6.9	7.0
Total Current Assets	52.2	52.7	53.1	55.8

Deferred Charges	104.7	104.7	104.7	104.7

TOTAL ASSETS	1851.3	1893.6	2014.9	2025.8

GTrans	($Millions)
	12/31/02	12/31/03	12/31/04	12/31/05

Capitalization:
Common Stock Equity	485.9	544.9	617.3	692.8
Preferred Stock (incl QUIDS)	0.0	0.0	0.0	0.0
Other Long-term Debt	900.0	900.0	938.7	861.7
Total Capitalization	1385.9	1444.9	1556.0	1554.5

Current Liabilities:
Short-Term Borrowings	0.0	0.0	0.0	0.0
Accounts Payable	12.5	12.8	13.2	13.6
Balancing Accounts Payable	0.0	0.0	0.0	0.0
Accrued Taxes Payable	(16.9)	(16.8)	(16.6)	(16.5)
Long-Term Debt - Current	0.0	0.0	0.0	0.0
Interest Payable	0.0	0.0	0.0	0.0
Dividends Payable	0.0	0.0	0.0	0.0
Other Current Liabilities	34.5	34.5	34.5	34.5
Total Current Liabilities	30.0	30.6	31.1	31.6

Deferred Credits and Other NC Liabilities:
Deferred Income Taxes	278.2	288.3	298.3	310.5
Deferred ITC	10.2	9.7	9.3	8.8
Noncurrent Balancing Acct Liab	0.0	0.0	0.0	0.0
Customer Advances for Construction	0.0	0.0	0.0	0.0
Other Deferred Credits	120.4	120.1	119.8	121.8
Other Noncurrent Liab.	26.6	0.0	0.4	(1.4)
Total Deferred Credits & NC Liab	435.4	418.1	427.8	439.7

TOTAL CAPITAL & LIABILITIES	1851.3	1893.6	2014.9	2025.8

GTrans	($Millions)
	12/31/02	12/31/03	12/31/04	12/31/05

CASH FLOW STATEMENT
Cash Flows From Operations:
Net Income		80.5	75.6	85.1
Depreciation		77.2	81.4	83.8
Change in Deferred Taxes		10.1	9.6	11.7
Change in Accts Receivable		0.3	(0.3)	(2.5)
Change in Inventories		0.0	0.0	0.0
Change in Accts Payable		0.3	0.4	0.4
Change in Accrued Taxes Payable		(0.1)	0.2	0.1
Change in Other Working Capital		0.0	0.0	0.0
Other Net Cash from Operations		(27.8)	1.3	(0.2)
Net Cash from Operations		140.6	168.1	178.4

Investing Activities:
Capital Expenditures		(119.1)	(203.6)	(91.8)
Other Net Investing Activities		(0.0)	0.0	0.0
Net Cash Used In Investing		(119.1)	(203.6)	(91.8)

Financing Activities:
Common Stock Issued (Repurchased)		(21.4)	(3.2)	(9.6)

Preferred Stock Issued		0.0	0.0	0.0
Preferred Stock redeemed		0.0	0.0	0.0
Long-term Debt issued		0.0	38.7	(77.0)
Long-term Debt matured/redeemed		0.0	0.0	0.0
Change in Short-term Position		0.0	0.0	0.0
Dividends Disbursed		0.0	0.0	0.0
Other Net Financing Activities		0.0	0.0	0.0
Net Cash Used In Financing		(21.4)	35.5	(86.6)

Net Change in Cash		0.0	0.0	0.0

Gen	($Millions)
	12/31/02	12/31/03	12/31/04	12/31/05

INCOME STATEMENT
Total Operating Revenues		1472.5	1492.4	1509.7

Operating Expenses:
Total Cost of Energy		95.7	89.5	93.8
M&O and A&G Costs		533.2	570.2	519.4
Depreciation		49.4	52.7	62.5
Property & Other Taxes		66.1	66.8	68.3
Total Operating Expenses		744.4	779.3	743.9

Operating Income		728.1	713.1	765.8

Total Interest Income		0.0	0.0	0.0

Total Interest Expense		196.8	196.8	193.2

Other Income		79.4	88.5	95.9

Pretax Income		610.7	604.8	668.4

Total Booked Income Taxes		247.4	245.0	271.0

Preferred Dividend Req		0.0	0.0	0.0

Total Earnings Avail for Common		363.3	359.8	397.5

Gen	($Millions)
	12/31/02	12/31/03	12/31/04	12/31/05

BALANCE SHEET
Assets:
Plant in Service	9513.9	9603.5	9703.4	9912.0
Accumulated Depr	(8640.3)	(8689.8)	(8742.5)	(8804.9)
Net Plant	873.6	913.8	960.9	1107.0

Construction Work In Progress	1.0	25.3	66.5	0.0

Other Noncurrent Assets	1389.3	1466.6	1548.8	1636.2
Total Long-term Assets	2263.9	2405.7	2576.2	2743.3

Current Assets:
Short-term Investments (Net)	0.0	168.2	339.0	344.0

Accounts Receivable	200.3	181.5	184.0	186.1

Inventory - M&S	66.0	66.0	66.0	66.0
Other Current Assets	0.0	0.0	0.0	0.0
Total Current Assets	266.3	415.8	589.0	596.1

Deferred Charges	0.0	0.0	0.0	0.0

TOTAL ASSETS	2530.1	2821.5	3165.2	3339.4

Gen	($Millions)
	12/31/02	12/31/03	12/31/04	12/31/05

Capitalization:
Common Stock Equity	(1183.2)	(996.4)	(755.8)	(590.0)
Preferred Stock (incl QUIDS)	0.0	0.0	0.0	0.0
Other Long-term Debt	2400.0	2400.0	2400.0	2226.7
Total Capitalization	1216.8	1403.6	1644.2	1636.7

Current Liabilities:
Short-Term Borrowings	0.0	0.0	0.0	0.0
Accounts Payable	72.9	76.2	79.4	73.2
Long-Term Debt - Current	0.0	0.0	0.0	86.6
Interest Payable	0.0	0.0	0.0	0.0
Dividends Payable	0.0	0.0	0.0	0.0
Other Current Liabilities	0.0	0.0	0.0	0.0
Total Current Liabilities	72.9	76.2	79.4	159.9

Deferred Credits and Other NC Liabilities:
Deferred Income Taxes	5.9	30.0	48.9	64.2
Deferred ITC	0.0	0.0	0.0	0.0
Other Deferred Credits	0.0	0.0	0.0	0.0
Other Noncurrent Liab.	1234.6	1311.8	1392.6	1478.6
Total Deferred Credits & NC Liab	1240.5	1341.8	1441.5	1542.8

TOTAL CAPITAL & LIABILITIES	2530.1	2821.5	3165.2	3339.4

Gen	($Millions)
	12/31/02	12/31/03	12/31/04	12/31/05

CASH FLOW STATEMENT
Cash Flows From Operations:
Net Income		363.3	359.8	397.5
Depreciation		49.4	52.7	62.5
Change in Deferred Taxes		24.1	18.9	15.3
Change in Accts Receivable		18.7	(2.4)	(2.1)
Change in Inventories		0.0	0.0	0.0
Change in Accts Payable		3.3	3.3	(6.2)
Change in Accrued Taxes Payable		0.0	0.0	0.0
Change in Other Working Capital		0.0	0.0	0.0
Other Net Cash from Operations		(0.1)	(1.4)	(1.4)
Net Cash from Operations		458.7	430.8	465.5

Investing Activities:
Capital Expenditures		(113.9)	(141.0)	(142.1)
Other Net Investing Activities		0.0	0.0	0.0
Net Cash Used In Investing		(113.9)	(141.0)	(142.1)

Financing Activities:
Common Stock Issued (Repurchased)		(176.5)	(119.1)	(231.8)
Preferred Stock Issued		0.0	0.0	0.0
Preferred Stock redeemed		0.0	0.0	0.0
Long-term Debt issued		0.0	0.0	0.0
Long-term Debt matured/redeemed		0.0	0.0	(86.6)
Long-term Debt purch/sinking		0.0	0.0	0.0
Change in Short-term Position		0.0	0.0	0.0
Dividends Disbursed		0.0	0.0	0.0
Other Net Financing Activities		(168.2)	(170.7)	(5.0)
Net Cash Used In Financing		(344.8)	(289.8)	(323.4)

Net Change in Cash		0.0	0.0	0.0